Exhibit 99.3

PLIANT CORPORATION
Reconciliation of loss from continuing operations before income taxes and EBITDA(R)/Segment Profit

	3 Months Ended	3 Months Ended	6 Months Ended	6 Months Ended
Amounts in $ millions	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005

Loss from continuing operations before income taxes	$(14.0)	$(25.5)	$(73.6)	$(49.7)

Add back:
Depreciation and amortization	10.0	9.8	20.0	20.0
Interest	20.5	38.9	40.6	74.6
Restructuring and other costs	—	2.0	0.1	2.1
Financial restructuring	10.3	—	63.8	—

EBITDA(R)/Segment profit	$26.8	$25.2	$50.9	$47.0